Service Corporation International Announces First Quarter 2010 Financial Results

- Conference call on Thursday, April 29, 2010, at 9:00 a.m. Central Daylight Time.

HOUSTON, April 28 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the first quarter 2010.  Our unaudited condensed consolidated financial statements can be found at the end of this press release.  The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended March 31,
	2010	2009
Revenues	$530.9	$510.6
Operating income	$85.6	$85.6
Net income attributable to common stockholders	$30.9	$34.5
Diluted earnings per share	$.12	$.14
Earnings from continuing operations excluding special items(1)	$34.4	$31.0
Diluted earnings per share from continuing operations excluding special items(1)	$.13	$.12
Diluted weighted average shares outstanding	256.2	250.3
Net cash provided by operating activities	$108.9	$141.4

(1)
Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items are non-GAAP financial measures. A reconciliation to net income and diluted earnings per share computed in accordance with GAAP can be found later in this press release under the headings “Non-GAAP Financial Measures”.

Highlights:

–
Diluted earnings per share from continuing operations excluding special items was $0.13 in the first quarter 2010 compared to $0.12 in the prior year first quarter. The increase was primary attributable to greater cemetery sales production and higher trust fund income in the current period which more than offset lower funeral volumes.

–
Funeral gross profit increased $0.5 million, or 0.6%, and the funeral gross margin percentage was relatively flat at approximately 23.0%. Higher average revenue per funeral service and strong general agency revenues effectively offset a decline in funeral services performed.

–
Cemetery gross profit increased $11.7 million, or 73.1%, and cemetery gross margin percentage improved to approximately 17.0% from 11.0% due to a significant increase in cemetery property sales and increases in cemetery trust fund income compared to prior year levels.

–
Net cash provided by operating activities for the quarter was $108.9 million, a decrease of $32.4 million compared to the prior year.  The decrease resulted from greater incentive compensation payments made during the current quarter as expected, and from funding an April payroll on March 31 of the current quarter.

–
The acquisition of Keystone North America was completed on March 26, and is included in our consolidated financial statements as of March 31, 2010.  However, the transaction occurred too late in the period to meaningfully impact our first quarter operating results.

Tom Ryan, the Company’s President and Chief Executive Officer, commented on the first quarter of 2010:

“We are encouraged with the operating results achieved in the first quarter as the positive trends that we saw in the second half of 2009 related to expense management, preneed sales and higher trust fund income continued.  We were also pleased to announce the successful closing of the Keystone North America acquisition in late March.  With a month of ownership completed, we are pleased so far with the integration progress and the quality of the businesses and their people.  Even after fully funding the Keystone acquisition, SCI continues to have strong financial flexibility and is well-positioned to continue to pursue value-enhancing opportunities.”

REVIEW OF RESULTS FOR FIRST QUARTER 2010

Consolidated Segment Results

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended March 31,
Funeral	2010	2009
Funeral atneed revenue	$233.1	$240.2
Funeral recognized preneed revenue	118.6	111.1
Other revenues(1)	17.3	13.6
Total funeral revenues	$369.0	$364.9

Gross profit	$84.6	$84.1
Gross margin percentage	22.9%	23.0%

Funeral services performed	67,772	69,329
Average revenue per funeral service	$5,189	$5,067

Cemetery
Cemetery atneed revenue	$61.6	$60.1
Cemetery recognized preneed revenue	79.8	69.5
Other revenue (2)	20.5	16.1
Total cemetery revenues	$161.9	$145.7

Gross profit	$27.7	$16.0
Gross margin percentage	17.1%	11.0%

(1)
Other funeral revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

(2)
Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, and interest and finance charges earned from customer receivables on preneed installment contracts.

Comparable Funeral Results

The table below details comparable funeral results of operations (“same store”) for the three months ended March 31, 2010 and 2009. We consider comparable operations to be those owned for the entire period beginning January 1, 2009 and ending March 31, 2010.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended March 31,
	2010	2009
Comparable funeral revenue:
Atneed revenue	$229.1	$237.5
Recognized preneed revenue	117.1	110.0
Other funeral revenue(1)	15.4	13.4
Total comparable funeral revenues	$361.6	$360.9

Comparable gross profit	$83.2	$84.9
Comparable gross margin percentage	23.0%	23.5%

Comparable funeral services performed:
Preneed	23,813	23,412
Atneed	42,202	44,996
Total	66,015	68,408

Comparable average revenue per funeral service	$5,244	$5,080
Comparable preneed funeral production:
Sales	$119.5	$108.4
Total preneed funeral contracts sold	22,411	20,586
Average revenue per contract sold	$5,332	$5,266

(1)
Other funeral revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

–	Comparable funeral revenues increased $0.7 million, as higher average revenues per funeral service and higher General Agency revenues more than offset a decline in funeral services performed.
–
Comparable funeral gross profit was $1.7 million below the prior year and gross margin percentage decreased slightly to 23.0%, reflecting the impact of higher selling compensation from increased preneed funeral sales production.

–
Comparable funeral services performed decreased 3.5%, primarily related to soft demand experienced in our relevant markets.  We believe this decline is consistent with trends experienced by other funeral service providers and industry vendors.

–
The comparable average revenue per funeral service grew 3.2% over the prior year quarter. Excluding a favorable Canadian currency impact and higher funeral trust fund income, the average revenue per funeral service grew approximately 0.7%, which was within expectations.

–
Preneed funeral sales production increased $11.1 million, or 10.2%. Total funeral contracts sold increased 8.9% while the average revenue per contract sold increased 1.3%. Preneed funeral sales are deferred and recognized as revenues in the future when the funeral service is performed.

–	The cremation rate increased 80 basis points to 41.0% in the first quarter of 2010 compared to 40.2% for the same period of 2009.

Comparable Cemetery Results

The table below details comparable cemetery results of operations (“same store”) for the three months ended March 31, 2010 and 2009. We consider comparable operations to be those owned for the entire period beginning January 1, 2009 and ending March 31, 2010.

(Dollars in millions)	Three Months Ended March 31,
	2010	2009
Comparable cemetery revenue:
Atneed revenue	$60.1	$59.7
Recognized preneed revenue	79.0	69.3
Other cemetery revenue(1)	20.3	16.1
Total comparable cemetery revenues	$159.4	$145.1

Comparable gross profit	$26.9	$16.1
Comparable gross margin percentage	16.9%	11.1%

Comparable preneed and atneed cemetery sales production:
Property	$83.0	$68.8
Merchandise and services	88.9	84.9
Discounts	(16.3)	(12.2)
Preneed and atneed cemetery sales production	$155.6	$141.5
Recognition rate (2)	89%	91%

(1)
Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income and interest and finance charges earned from customer receivables on preneed installment contracts.

(2)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

–	Comparable atneed cemetery revenues increased slightly to $0.4 million, or 0.7%.
–	Comparable recognized preneed cemetery revenues increased $9.7 million, or 14.0%, primarily as a result of strong cemetery property sales production in the current period.
–	Other cemetery revenue increased $4.2 million, or 26.1%, in the current quarter as a result of higher trust fund income over the comparable period in the prior year.
–
Cemetery gross profit increased $10.8 million, or 67.1%, and gross margin percentage increased to 16.9% compared to 11.1% in 2009 primarily due to higher preneed property revenues, as well as an increase in trust fund income in the current quarter. We are also beginning to see some benefit from initiatives to reduce maintenance expenses implemented last year which helped to offset increased selling costs as a result of higher sales production.

–
Preneed and atneed cemetery sales production increased $14.1 million, or 10.0%, primarily attributable to higher property sales which we believe is benefiting from investments in training and development in our sales organization.

Other Financial Results

–
General and administrative expenses were $26.2 million in the first quarter of 2010, an increase of $4.4 million compared to the first quarter of 2009.  The increase between periods was primarily due to current year acquisition and transition expenses of $2.3 million and lower employee compensation expenses in the prior year.

Cash Flow and Capital Spending

–
Net cash provided by operating activities was $108.9 million for the first quarter of 2010, down from $141.4 million in the prior year quarter.  As anticipated, we experienced higher sales and incentive compensation payments in 2010 of $22.9 million compared to 2009.  Also, we funded an April payroll on March 31 of the current quarter of $15.7 million.

–	A summary of our capital expenditures is set forth below:

Capital Expenditures (In millions)	Three Months Ended March 31,
	2010	2009
Capital improvements at existing locations	$10.1	$9.0
Development of cemetery property	7.0	9.2
Construction of new funeral home facilities	1.2	5.3
Total capital expenditures	$18.3	$23.5

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends.  A summary of our U.S. and Canadian trust fund returns for the three months ended March 31, 2010 is set forth below:
March 31, 2010
Preneed Funeral	3.3%
Preneed Cemetery	3.7%
Cemetery Perpetual Care	4.3%
Combined Trust Funds	3.8%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items and diluted earnings per share from continuing operations excluding special items shown above are all non-GAAP financial measures.  We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting continuing operations.  We also believe these measures help facilitate comparisons to our competitors’ operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income attributable to common stockholders and diluted earnings per share from continuing operations excluding special items to our GAAP diluted earnings per share.  We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

	Three Months Ended March 31,
(In millions, except diluted EPS)	2010		2009
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$30.9	$.12	$34.5	$.14
After-tax reconciling items:
Gains (losses) on divestitures and impairment charges, net	0.4	—	(2.5)	(.01)
Acquisition and transition costs	2.3	.01	—	—
Gain on early extinguishment of debt	—	—	(1.0)	(.01)
Change in certain tax reserves	0.8	—	—	—
Earnings from continuing operations excluding special items	$34.4	$.13	$31.0	$.12

Diluted weighted average shares outstanding (in thousands)		256,154		250,309

Conference Call and Webcast

We will host a conference call on Thursday, April 29, 2010, at 9:00 a.m. Central Daylight Time.  A question and answer session will follow a brief presentation made by management.  The conference call dial-in number is (617) 597-5329 with the passcode of 36412152. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com.  A replay of the conference call will be available through May 6, 2010 and can be accessed at (617) 801-6888 with the passcode of 42629389.  Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf.  Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•
Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, access to capital markets, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, and negative currency translation effects.

•	Changes in operating conditions such as supply disruptions and labor disputes.
•
Our inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy costs (e.g., electricity, natural gas and fuel oil), costs of other materials, employee-related costs or other factors.

•	Our inability to complete acquisitions, divestitures or strategic alliances as planned or to realize expected synergies and strategic benefits.
•
The outcomes of pending lawsuits, proceedings, and claims against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.

•	Allegations regarding compliance with laws, regulations, industry standards, and customs regarding funeral or burial procedures and practices.
•	The amounts payable by us with respect to our outstanding legal matters exceeding our established reserves.
•	Amounts that we may be required to replenish into our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements.
•
The outcome of pending Internal Revenue Service audits.  We maintain accruals for tax liabilities which relate to uncertain tax matters.  If these tax matters are unfavorably resolved, we will make any required payments to tax authorities. While such payments would affect our cash flow, we do not believe it would impair our ability to service debt or our overall liquidity.  If these tax matters are favorably resolved, the accruals maintained by us will no longer be required, and these amounts will be released through the tax provision at the time of resolution.

•
Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures, and local economic conditions.

•	Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting, and trusting policies.
•	Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.
•	Our ability to successfully access surety and insurance markets at a reasonable cost.
•	Our ability to successfully leverage our substantial purchasing power with certain of our vendors.
•
The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report of our auditors regarding the effectiveness of our internal control over financial reporting.

•	The possibility that restrictive covenants in our credit agreement and privately placed debt securities may prevent us from engaging in certain transactions.
•
Our ability to buy our common stock under our share repurchase programs, which could be impacted by, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

•	The financial conditions of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
•	Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future goodwill impairments.
•	Our funeral and cemetery trust funds’ investments in equity securities, fixed income securities, and mutual funds and will be impacted by market conditions that are beyond our control.
•
Failure to realize the anticipated benefits and/or successful implementation of the acquisition of Keystone, which could prove to be disruptive and could result in the combined business failing to meet our expectations.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our 2009 Annual Report on Form 10-K, which was filed February 25, 2010.  Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services.  At March 31, 2010, we owned and operated 1,441 funeral homes and 387 cemeteries (of which 221 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia and Puerto Rico.  Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction.  For more information about Service Corporation International, please visit our website at www.sci-corp.com.  For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:

Investors:	Debbie Young – Director / Investor Relations	(713) 525-9088

Media:	Lisa Marshall – Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues	$530,863	$510,595
Costs and expenses	(418,556)	(410,475)
Gross profit	112,307	100,120
General and administrative expenses	(26,201)	(21,786)
(Losses) gains on divestitures and impairment charges, net	(480)	7,230
Operating income	85,626	85,564
Interest expense	(32,301)	(31,670)
Gain on early extinguishment of debt	—	1,610
Other expense, net	(1,884)	(843)
Income from continuing operations before income taxes	51,441	54,661
Provision for income taxes	(20,116)	(20,281)
Net income	31,325	34,380
Net (income) loss attributable to noncontrolling interests	(413)	150
Net income attributable to common stockholders	$30,912	$34,530

Basic earnings per share:
Income from continuing operations attributable to common stockholders	$.12	$.14
Net income attributable to common stockholders	$.12	$.14
Diluted earnings per share:
Income from continuing operations attributable to common stockholders	$.12	$.14
Net income attributable to common stockholders	$.12	$.14

Basic weighted average number of shares	254,400	250,134
Diluted weighted average number of shares	256,154	250,309

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(In thousands, except share amounts)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$180,474	$179,745
Receivables, net	91,769	92,228
Deferred tax asset	52,355	51,534
Inventories	33,737	31,117
Current assets held for sale	2,497	1,197
Other	17,484	21,640
Total current assets	378,316	377,461
Preneed funeral receivables, net and trust investments	1,392,839	1,356,353
Preneed cemetery receivables, net and trust investments	1,428,525	1,382,717
Cemetery property, at cost	1,498,094	1,489,065
Property and equipment, net	1,670,194	1,591,074
Non-current assets held for sale	57,476	80,901
Goodwill	1,307,560	1,201,332
Deferred charges and other assets	413,585	522,389
Cemetery perpetual care trust investments	919,948	889,689
	$9,066,537	$8,890,981
LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$329,856	$312,821
Current maturities of long-term debt	28,622	49,957
Current liabilities held for sale	554	501
Income taxes	5,092	2,236
Total current liabilities	364,124	365,515
Long-term debt	1,858,465	1,840,532
Deferred preneed funeral revenues	591,534	596,966
Deferred preneed cemetery revenues	820,546	817,543
Deferred tax liability	276,717	246,730
Non-current liabilities held for sale	27,511	68,332
Other liabilities	405,578	380,263
Deferred preneed funeral and cemetery receipts held in trust	2,280,140	2,201,403
Care trusts’ corpus	921,500	890,909

Stockholders’ Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 254,851,432 and 254,027,384 shares issued, respectively, 254,761,136 and 254,017,384 shares outstanding, respectively	254,761	254,761
Capital in excess of par value	1,727,226	1,735,493
Accumulated deficit	(572,964)	(603,876)
Accumulated other comprehensive income	110,969	97,142
Total common stockholders’ equity	1,519,992	1,482,776
Noncontrolling interests	430	12
Total Equity	1,520,422	1,482,788
	$9,066,537	$8,890,981

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$31,325	$34,380
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on early extinguishment of debt, net	—	(1,610)
Depreciation and amortization	28,679	29,115
Amortization of intangible assets	5,636	5,484
Amortization of cemetery property	6,434	5,911
Amortization of loan costs	1,261	898
Provision for doubtful accounts	31	3,091
Provision for deferred income taxes	14,425	18,577
Losses (gains) on divestitures and impairment charges, net	480	(7,230)
Share-based compensation	2,324	2,408
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	2,658	12,269
Decrease in other assets	493	5,083
Increase in payables and other liabilities	9,070	21,954
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables and trust investments	25,844	4,558
Decrease in deferred preneed funeral revenue	(3,668)	(2,349)
Decrease in funeral deferred preneed funeral receipts held in trust	(18,655)	(5,579)
Effect of preneed cemetery production and deliveries:
(Increase) decrease in preneed cemetery receivables and trust investments	(7,892)	9,596
Increase in deferred preneed cemetery revenue	8,814	9,589
Decrease in cemetery deferred preneed cemetery receipts held in trust	(360)	(4,792)
Other	2,037	1
Net cash provided by operating activities	108,936	141,354
Cash flows from investing activities:
Capital expenditures	(18,336)	(23,494)
Acquisitions	(259,393)	(512)
Proceeds from divestitures and sales of property and equipment	24,268	7,713
Net withdrawals of restricted funds and other	26,445	129
Net cash used in investing activities	(227,016)	(16,164)
Cash flows from financing activities:
Proceeds from the issuance of long-term debt	175,000	—
Debt issuance costs	(6,203)	—
Payments of debt	(30,810)	(2,132)
Principal payments on capital leases	(5,889)	(6,581)
Early extinguishment of debt	—	(7,476)
Proceeds from exercise of stock options	1,024	2,363
Purchase of Company common stock	(689)	—
Payments of dividends	(10,161)	(9,981)
Bank overdrafts and other	(7,773)	(13,658)
Net cash provided by (used in) financing activities	114,499	(37,465)
Effect of foreign currency	4,310	(151)
Net increase in cash and cash equivalents	729	87,574
Cash and cash equivalents at beginning of period	179,745	128,397
Cash and cash equivalents at end of period	$180,474	$215,971

CONTACT:  investors, Debbie Young – Director / Investor Relations, +1-713-525-9088, or media, Lisa Marshall – Managing Director / Corporate Communications, +1-713-525-3066, both of Service Corporation International